DUKE REALTY INVESTMENTS, INC.

                           1,500,000 Shares
                    (Common Stock, $0.01 par value)

                        DISTRIBUTION AGREEMENT

                            July ___, 1998

FRITH BROTHERS INVESTMENTS, INC.
992 Old Eagle School Road
Suite 915
Wayne, Pennsylvania  19087

Gentlemen:

     Duke Realty Investments, Inc., an Indiana corporation (the
"Company"), confirms its agreement with Frith Brothers Investments, Inc. (the "Agent"), as follows:

     SECTION 1. Description of Securities.
                -------------------------
     The Company proposes to issue and sell through the Agent, as sales agent, up to 1,500,000 shares (the "Maximum Amount") of common stock, par value $0.01 per share (the "Stock"), on the terms set forth in
Section 3 hereof.

     SECTION 2. Representations and Warranties of the Company.
                ---------------------------------------------
     The Company represents and warrants to, and agrees with, the Agent that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-26845) with respect to, among other securities, the Stock, including a form of prospectus, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. To the extent the Company desires to sell more shares of Stock pursuant to this Agreement than can be sold pursuant to the Registration Statement, the Company shall file a new registration statement with respect to such shares (or amend an existing registration statement to describe the transactions contemplated by this Agreement to the extent required by the Rules and Regulations) and shall cause such registration statement (or amendment) to become effective (subject to the satisfaction of the Agent, in its reasonable discretion, that the foregoing is in conformity with then applicable legal requirements). After the effectiveness of said registration statement (or amendment), all references to "Registration Statement" included in this Agreement shall be deemed to include such new (or amended) registration statement.

     (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

     (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (d) The consolidated financial statements of the Company, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus fairly present the consolidated financial condition and the results of operations and cash flows of the Company as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership (as defined below), the Services Partnership (as defined below), the Construction Partnership (as defined below) and any Property Partnership (as defined below) considered as one enterprise (the "Duke Group").

     (f) Each significant subsidiary (as defined in Section 1-02 of Regulation S-X) of the Company has been duly formed and is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its organization, has corporate or partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation or partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Duke Group as a whole (a "Material Adverse Effect"); and all of the issued and outstanding capital stock and partnership interests, as the case may be, of each corporation, partnership, limited liability company or other entity a majority of the outstanding voting stock or voting interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company (a "Subsidiary") has been duly authorized and validly issued, is fully paid and nonassessable (except as provided under Indiana Code 23-16-7-8) and, except for Duke Realty Limited Partnership (the "Operating Partnership"), Duke Realty Services Limited Partnership (the "Services Partnership"), Duke Construction Limited Partnership (the "Construction Partnership") and entities wholly or partially owned by the Company, the Operating Partnership or any subsidiary which directly or indirectly own real property (the "Property Partnerships") or as otherwise stated in the Registration Statement) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. All of the issued and outstanding capital stock of Duke Services, Inc. ("DSI") is owned by the Company. DSI is the sole general partner and a 1% owner of the Services Partnership, and the Operating Partnership and DMI Partnership are the sole limited partners and 9% and 90% owners, respectively, of the Services Partnership. The Services Partnership is the sole general partner and a 1% owner of the Construction Partnership. The 99% limited partnership interest of the Construction Partnership is owned by Duke Realty Construction, Inc., an Indiana corporation which is owned 4.04% by the Services Partnership and 95.96% by DMI Partnership.

     (g) The outstanding shares of common stock of the Company and the Stock have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and nonassessable and conform, or when so issued will conform, to the description thereof in the Prospectus. The Stock will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Neither the shareholders of the Company nor any other person or entity has any preemptive or similar rights with respect to the Stock.

     (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Duke Group as a whole, and there has not been any material change in the capital stock, short-term debt or long-term debt of the Duke Group as a whole, or any material change, or any development involving a prospective material change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Duke Group as a whole.

     (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Duke Group considered as a whole.

     (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

     (k) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Agent, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (l) The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Duke Group considered as one enterprise, nor will such action result in the violation of the Company's articles of incorporation or by-laws, or, to the extent it is material, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act, the Rules and Regulations, the Exchange Act, or state securities, real estate syndication or blue sky laws, or such as have been received prior to the date of this Agreement.

     (m) Each of the Company, the Operating Partnership and the Property Partnerships has good and indefeasible title to all items of real property (and improvements thereon), leasehold interests and general and limited partnership interests described in the Prospectus or in the Company's Annual Report on Form 10-K for the most recently ended fiscal year as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are (i) described in the Prospectus or in the Company's Annual Report on Form 10-K for the most recently ended fiscal year, (ii) referred to in the title policies of such real properties, (iii) serving as security for loans described in the Prospectus or (iv) not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Duke Group considered as one enterprise. Each of the Company and its subsidiaries has peaceful and undisturbed possession under all material leases to which it is party as lessee, except where the failure to have such possession would not have a Material Adverse Effect. Each of the Company and its subsidiaries has all governmental or regulatory licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such as are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Duke Group as a whole, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licenses, certificates, permits, authorizations, approvals, franchises or other rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. None of the Company and its subsidiaries has received any notice that any governmental body or agency is considering enacting, amending or repealing any statute, law, ordinance or regulation required to be described in the Registration Statement and Prospectus that is not so described as required. Neither the Operating Partnership, any Property Partnership nor any tenant of any of the properties owned by the Operating Partnership or a Property Partnership (the "Properties") is in default under any of the ground leases (as lessee) or space leases (as lessor) relating to the Properties, other than defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

     (n) None of the entities comprising the Duke Group is required to own or possess any trademarks, service marks, trade names, patents or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity, except where a failure to own, possess or license such right would not have a Material Adverse Effect. None of the entities comprising the Duke Group has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (o) The Company and its subsidiaries have not violated and are in compliance in all material respects with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws, except where such a violation or failure to comply would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and the Company is not aware of any existing circumstances which are likely to result in material violations of any of the foregoing, except where such a failure to comply or violation would not have a Material Adverse Effect.

     (p) The Company and its qualified real estate investment trust subsidiaries are organized in conformity with the requirements for qualification as, and operate in a manner that qualifies them as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder and will be so qualified after consummation of the transactions contemplated by this Agreement.

     (q) Except for transactions described in the Prospectus and transactions in connection with dividend reinvestment plans, and stock option and other employee benefit plans, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or partnership or other equity interest in the Company, the Operating Partnership or any subsidiary except for the shares of Stock which may be issued in exchange for Units.

     (r) None of the entities comprising the Duke Group is in violation of its articles of incorporation, charter, by-laws, certificate of limited partnership, partnership agreement, operating agreement or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of its property or assets is subject, which default separately or in the aggregate would have a Material Adverse Effect.

     (s) No labor dispute with the employees of the Duke Group exists or, to the knowledge of the Company or the Operating Partnership, is imminent; and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to have a Material Adverse Effect.

     (t) None of the entities comprising the Duke Group is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or is or will become a "holding company" or a "subsidiary company" of a "registered holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

     (u) None of the entities comprising the Duke Group is required to own or possess any trademarks, service marks, trade names or copyrights not now lawfully owned, possessed or licensed in order to conduct the business now operated by such entity.

     (v) Except as disclosed in the Prospectus and except for persons who received Units in connection with transactions with the Operating Partnership, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Act.

     (w) The Stock to be sold on a Closing Date (as defined below) will be listed on the New York Stock Exchange on the applicable Closing Date.

     (x) Except as disclosed in the Prospectus, and, with respect to clauses (A), (B) and (C) below, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect,
(A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below), (B) neither the Company nor the Operating Partnership nor any Property Partnership has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or from any Property, to the knowledge of the Company or the Operating Partnership, that could result in the incurrence of material liabilities or any material violations of any Environmental Law (as defined below), give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity; (C) neither the Company, the Operating Partnership nor any Property Partnership is engaged in or intends to engage in any manufacturing or any other operations at the Properties that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance or (2) require permits or are otherwise regulated pursuant to any Environmental Law, other than permits which have been obtained; (D) neither the Company nor the Operating Partnership nor any Property Partnership has received any notice of a claim material to the Duke Group as a whole under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Company nor the Operating Partnership nor any Property Partnership has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law; and (F) no Property is included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or, with the exception of one Property, in respect to which the EPA has advised the Company that no further remedial action is planned, on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other Environmental Law.

     Excluding such customary amounts as may be lawfully generated, stored, used, treated, disposed of, or otherwise handled or located at any Property, as used herein "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, toxic waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environments or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

     SECTION 3. Sale and Delivery of Securities.
                -------------------------------
     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth and subject to the reservation by the Company of the right to sell Stock directly on its own behalf or through other dealers or agents, the Company agrees to issue and sell through the Agent, subject to Section 4(h), as non-exclusive sales agent, and the Agent agrees to sell, as sales agent for the Company, on a best efforts basis, up to the Maximum Amount of Stock during a maximum of 52 Pricing Periods (as hereinafter defined) on the terms set forth herein; provided, however, that the Company shall not be obligated to issue and sell, and the Agent shall not be obligated to use its best efforts to sell, Stock if the Stock is at a price lower than the Minimum Price (as defined below). "Minimum Price" means a price of $24.00 per share or such other amount determined by the Board of Directors of the Company or the Finance Committee of the Board of Directors of the Company and set forth in a certificate of the Company delivered to the Agent. The Company may from time to time offer Stock for sale or accept offers to purchase Stock otherwise than through the Agent.

     (b) The Stock, up to the Maximum Amount, is to be sold during one or more pricing periods (each a "Pricing Period"), each Pricing Period consisting of five consecutive trading days or such lesser number of days as shall be agreed to by the Company and the Agent. The Company and the Agent from time to time will, by mutual written agreement, designate Pricing Period(s) and the maximum number of shares of Stock that the Agent will attempt to sell on a best efforts basis during each such Pricing Period (the "Average Market Price Shares"). If the Company does not meet the exemptive provisions set forth in Rule 101(c)(1) of Regulation M of the Exchange Act, the number of Average Market Price Shares and any Additional Shares sold on any day in any Pricing Period shall not exceed 10% of the average daily trading volume of the Stock for the sixty days prior to such Pricing Period. Subject to the terms and conditions hereof, the Agent shall use its best efforts to sell all of the designated Average Market Price Shares during each such Pricing Period. The Agent shall sell the shares of Stock only by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE") or other markets on which the Stock is then traded. The Agent shall not solicit or arrange for the solicitation of customer's orders in anticipation of or in connection with such transactions. The Agent shall not engage in any special selling efforts or selling methods relating to the Stock within the meaning of Rule 100 of Regulation M of the Exchange Act, nor shall the Agent or the Company take any action relating to the Stock which would violate Regulation M of the Exchange Act. The Agent shall calculate on a weekly basis the average daily trading volume of the Stock. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M of the Exchange Act are not satisfied, it shall notify the other party and sales of Stock under this Agreement shall be suspended until such time as the parties mutually agree to recommence sales hereunder. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of Stock; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to shares of Stock sold hereunder prior to the giving of such notice.

     (c) The net proceeds (the "Net Proceeds") to the Company for the Average Market Price Shares sold by the Agent during a Pricing Period will equal the sum of (i) the product of (x) the Company's Percent (as defined below) times (y) the average of the arithmetic mean of the high and low sales prices of the common stock of the Company reported on the NYSE for each trading day of such Pricing Period (the "Average Market Price"), times (z) the number of Average Market Price Shares sold during such Pricing Period plus (ii) Alternative Proceeds (defined below), if any, plus (iii) Excess Proceeds (defined below), if any. Subject to adjustment as set forth in subsection (g) of this section, the compensation to the Agent with respect to the sale of Average Market Price Shares sold hereunder shall equal the difference between the aggregate gross sales prices at which such sales are actually effected by the Agent and the Net Proceeds.

     (d) During any Pricing Period (whether or not Average Market Price Shares are being sold during such Pricing Period), the Company and the Agent may agree upon the sale of shares ("Additional Shares") of Stock in addition to or instead of the sale of Average Market Price Shares (such Additional Shares to be included in the Maximum Amount). The compensation to the Agent for sales of Additional Shares shall be, with respect to any Pricing Period, the Agent's Percent of the gross sales price per share in connection with the number of Additional Shares sold in any Pricing Period. The sale of Additional Shares during any day shall be confirmed in writing by the Agent to the Company following the end of the Pricing Period. All other shares sold during a Pricing Period not so confirmed shall be deemed Average Market Price Shares.

     (e) The "Company's Percent" for Average Market Price Shares or Additional Shares shall be (i) 98.0% for the first 250,000 shares of Stock that may be sold pursuant to this Agreement, (ii) 98.25% for the second 250,000 shares that may be sold pursuant to this Agreement and
(iii) 98.5% for the remaining shares of Stock that may be sold pursuant to this Agreement. The "Agent's Percent" with respect to any shares of Stock to be sold pursuant to this Agreement shall equal 100% minus the applicable Company's Percent.

     (f) To the extent that the compensation payable to the Agent hereunder would otherwise exceed the maximum amount permitted to be received pursuant to the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD"), as determined in good faith by the Agent, such excess over such amount shall constitute "Excess Proceeds" payable to the Company.

     (g) During any Pricing Period, the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell shares of Stock if such sales cannot be effected at or above the price designated by the Company in any such instruction. If such an instruction is given and as a result thereof the Agent is unable to sell shares of Stock in an amount greater than or equal to the daily pro rata portion (e.g., 20% as to any five-day Pricing Period) of Average Market Price Shares to be sold during such Pricing Period, then (i) that day's highest and lowest executed sales price of common stock of the Company reported on the NYSE shall not be included in the calculation of Average Market Price and (ii) the net proceeds payable to the Company (the "Alternative Proceeds") and the compensation payable to the Agent in respect of any sales of Average Market Price Shares effected that day (the "Alternative Shares") by the Agent shall be equal to the Company's Percent and the Agent's Percent, respectively, of the weighted average sales prices at which the Agent has actually effected sales of Stock during that day and the Alternative Shares shall be excluded from the number used in clause (i)(z) in subsection (c) of this section.

     (h) The Agent shall provide written confirmation to the Company following the close of business on the final day of each Pricing Period setting forth, with regard to such Pricing Period, the dates included in the Pricing Period, the number of Average Market Price Shares and Additional Shares, if any, sold, the gross proceeds from the sale of such shares, the highest and lowest executed sales price at which such shares were sold, the Net Proceeds to the Company, the amount of Excess Proceeds, if any, the amount of Alternative Proceeds, if any, the compensation payable by the Company to the Agent with respect to such sales and the Average Market Price for such Pricing Period.

     (i) Settlement for sales of Additional Shares will occur on the third business day following the date on which such sales are made. The amount of proceeds for such sales to be delivered to the Company against the receipt of the Additional Shares sold shall be equal to the aggregate sales prices at which such Additional Shares were sold, net of the Agent's compensation for such sales and shall be delivered to the Company on the settlement date. Unless the Company and the Agent otherwise agree, settlement for sales of Average Market Price Shares will occur on the third business day following the date on which such sales are made and, except as provided in the following sentence, the amount payable to the Company at settlement will be the Net Proceeds applicable to such Average Market Price Shares. On the third business day following the end of a Pricing Period (each a "Closing Date"), the Average Market Price Shares sold through the Agent on the last business day of such Pricing Period will be delivered by the Company to the Agent against payment to the Company of the difference between (i) the aggregate Net Proceeds for all Average Market Price Shares sold by the Agent during the Pricing Period and (ii) all proceeds previously delivered by the Agent to the Company in settlement of Average Market Price Shares sold by the Agent during such Pricing Period. Settlement for all shares shall be effected by free delivery of shares to the Agent's account at The Depository Trust Corporation in return for payments in same day funds delivered to the account designated by the Company.

     (j) At the time of each settlement of securities hereunder, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in the Agreement and on each Closing Date, the Company shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day after the termination of each Pricing Period, the Company will file a prospectus supplement under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such Pricing Period, the dates included within the Pricing Period, the number of shares of Stock sold through the Agent (separately identifying the number of Average Market Price Shares and the number of Additional Shares), the highest and lowest executed sales price at which Average Market Price Shares were sold, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Average Market Price Shares and with respect to sales of Additional Shares (all as provided in writing by the Agent for inclusion in each such prospectus supplement), and any other information then required by applicable law. Any obligation of the Agent to use its best efforts to sell the Stock shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

     SECTION 4. Covenants of the Company.
                ------------------------
The Company covenants and agrees with the Agent and the Company that:

     (a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has been filed or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock by the Agent; the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities (including, without limitation, common stock not to be sold hereunder) registered under the Registration Statement) unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected thereto; and it will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

     (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use every reasonable effort to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

     (c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company, unless the misstatements or omissions in question were made solely in reliance on written information furnished to the Company by the Agent expressly for use in the Registration Statement or Prospectus in which case such amendment or supplement shall be at the expense of the Agent) so as to correct such statement or omission or effect such compliance.

     (d) The Company will use its best efforts, in cooperation with the Agent, to qualify the Stock for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Stock, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

     (e) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

     (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

     (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering. The Company will reimburse the Agent for its reasonable out-of-pocket costs and expenses incurred on or after December 1, 1997 in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, reasonable travel, reproduction, printing and similar expenses, as well as the reasonable fees and disbursements of its legal counsel incurred on or after December 1, 1997.

     (h) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

     (i) The Company will not, directly or indirectly, offer or sell or enter into any agreement to offer or sell any shares of common stock (other than the Stock) or securities convertible into or exchangeable for, or any rights to purchase or acquire, common stock during the period from the date of this Agreement through the final Closing Date for the sale of Stock hereunder without (a) giving the Agent at least three business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Agent; provided, however, that no such notice and suspension shall be required in connection with (i) the possible issuance of shares of common stock upon the exchange of interests in the Operating Partnership ("Units") by holders of Units other than DMI Partnership (except as to Units exchanged by DMI Partnership pursuant to a Unit bonus plan for employees of the Company and its subsidiaries); (ii) grants of options and the issuance of shares of common stock pursuant to any employee or director stock option or benefits plan or stock ownership plan of the Company; (iii) the issuance of shares pursuant to the Duke Realty Investments, Inc. Direct Stock Purchase and Dividend Reinvestment Plan, as amended from time to time, or any other dividend reinvestment plan of the Company; (iv) the issuance of shares of common stock, or any security convertible into or exchangeable or exercisable for common stock, in connection with the acquisition of real property or an interest or interests in real property; and (v) common stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

     (j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

     (k) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or an amendment or supplement which relates exclusively to the issuance of securities other than the Stock) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K solely for the purpose of filing exhibits), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such supplement or other document and the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(f) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said
Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (l) Each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or an amendment or supplement which relates exclusively to the issuance of securities other than the Stock) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K solely for the purpose of filing exhibits), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Bose McKinney & Evans, counsel to the Company ("Company Counsel"), or other counsel reasonably satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance reasonably satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (m) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause KPMG Peat Marwick LLP, or other independent accountants reasonably satisfactory to the Agent, forthwith to furnish the Agent a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

     (n) The Company hereby consents to the Agent trading in the Company's common stock for its own account on the same side of the market and at the same time as the Company's sales pursuant to this Agreement.

     (o) The Company shall not be required to comply with the provisions of subsection (a) or (c) during any period of time the Agent has suspended the offering of Stock pursuant to a request from the Company, until the time the Company shall determine that solicitation of offers for the purchase of Stock should be resumed.

     SECTION 5. Conditions of Agent's Obligations.
                ---------------------------------
The obligations of the Agent to sell the Stock as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Closing Date for any Pricing Period contemplated under this Agreement, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) or otherwise shall have been complied with to the Agent's reasonable satisfaction.

     (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's reasonable opinion is material, or omits to state a fact that in the Agent's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances existing at such time, not misleading.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Duke Group considered as a whole, or any change in the rating assigned to any securities of the Company.

     (d) The Agent shall have received at the date of the commencement of the first Pricing Period hereunder (the "Commencement Date") and at every other date specified in Section 4(m) hereof, opinions of Company Counsel, dated as of the Commencement Date and dated as of such other date, respectively, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, has corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction set forth on a schedule thereto; to their knowledge, such jurisdictions are the only jurisdictions in which such qualification is required, whether by reason of the Company's ownership or leasing of real property or conduct of its business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group considered as a whole.

          (ii) The Operating Partnership has been duly organized and is validly existing as a limited partnership under the laws of its jurisdiction of organization, has partnership power and authority to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction set forth on a schedule thereto; to their knowledge, such jurisdictions are the only jurisdictions in which such qualification is required, whether by reason of the Operating Partnership's ownership or leasing of real property or conduct of its business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Duke Group considered as a whole.

          (iii) Each Subsidiary of the Company or the Operating Partnership (other than the Property Partnerships) has been duly formed and is validly existing as a corporation (or partnership, as the case may be) in good standing under the laws of the jurisdiction of its organization, and has corporate (or partnership) power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus.

          (iv) All of the issued outstanding capital stock (or other equity interests) of each Subsidiary identified in an exhibit to such opinion have been validly issued and are fully paid and nonassessable (except for partnership or limited liability company interests which are assessable in accordance with applicable partnership or operating agreements and applicable law), and all such shares and equity interests, as the case may be, that are owned by the Company, the Operating Partnership or a Subsidiary are in each case owned free and clear of any security interest, mortgage, pledge, lien, encumbrance claim or equity.

          (v) The shares of Stock have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable and conform to the description thereof in the Prospectus. Neither the shareholders of the Company nor any other person or entity has any statutory preemptive or similar rights with respect to the Stock or, to their knowledge, any nonstatutory preemptive or similar rights with respect to the Stock. All corporate action required to be taken for the authorization, issue and sale of the Stock has been validly and sufficiently taken.

          (vi) The Registration Statement has become effective under the Act; (if applicable, the filings of the Prospectus Supplements pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b)); to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

          (vii) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Closing Date on or prior to the date of the opinion), excluding in each case the financial statements and supporting schedules and other financial data contained or incorporated by reference therein (as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, excluding in each case the financial statements and supporting schedules and other financial data contained or incorporated by reference therein (as to which no opinion need be rendered), when filed with the Commission under the Exchange Act, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

          (viii) The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (ix) This Agreement has been duly authorized, executed and delivered by the Company.

          (x) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein by the Company do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Duke Group considered as one enterprise, nor will such action result in the violation of the Company's charter or by-laws, or, to the extent it is material, any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Prospectus in connection with the issuance or sale of the Stock by the Company or the sale of the Stock by the Agent, except such as have been obtained under the Act (or filings under Rule 424(b) for particular offerings and sales of Stock which have not yet been consummated) and such as may be required under state securities, blue sky or real estate syndication laws in connection with the sale and distribution of the Stock by the Agent.

          (xi) To the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries, or any of their respective officers in their capacities as such, before or by any Federal or state or foreign court, commission or regulatory body, which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

          (xii) Assuming the Company was organized in conformity with and has satisfied the requirements for qualification and taxation as a "real estate investment trust" under the Code for each of its taxable years from and including the first taxable year for which the Company made the election to be taxed as a "real estate investment trust", the proposed methods of operation of the Company, the Operating Partnership and the Services Partnership as described in the Registration Statement and the Prospectus and as represented by the Company, the Operating Partnership and the Services Partnership will permit the Company to continue to qualify to be taxed as a "real estate investment trust" for its current and subsequent taxable years. The information presented in the Registration Statement under the caption "Certain Federal Income Tax Considerations," to the extent it constitutes matters of law or legal conclusions, is accurate in all material respects.

     In addition, such counsel shall state that such counsel has no reason to believe that either the Registration Statement, at the time it (including each post-effective amendment thereto) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus and any amendments or supplements thereto, on the date of filing thereof with the Commission and at the Commencement Date and at each Closing Date on or prior to the date of the opinion, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data included in any of the documents mentioned in this paragraph.

     (e)  At the Commencement Date and at such other dates specified in
Section 4(n) hereof, the Agent shall have received a letter from KPMG Peat Marwick LLP, independent public accountants for the Company, or other independent accountants reasonably satisfactory to the Agent, dated the date of delivery thereof, substantially in the form attached hereto as Annex I and otherwise in form and substance satisfactory to Agent.

     (f) The Agent shall have received from the Company a certificate, or certificates, signed by the President, an Executive Vice President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and dated as of each Closing Date contemplated by this Agreement, to the effect that, to the best of their knowledge based upon reasonable investigation:

          (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Closing Date for such Pricing Period (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Closing Date (as the case may be);

          (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

          (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

          (iv) Since the date of this Agreement, there has not been any material adverse change, on a consolidated basis, in the business, financial condition or results of operations of the Duke Group considered as one enterprise which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

     In addition, on each Closing Date the certificate shall also state that the shares of Stock to be sold on that date have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Stock on that date has been validly and sufficiently taken.

     (g)  At the Commencement Date and on each Closing Date, the
Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

     SECTION 6. Indemnification and Contribution.
                --------------------------------
     (a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under subsection (i) above, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Any indemnified party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this
Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Stock on behalf of the Company, in each case as set forth in the applicable Prospectus Supplement or Prospectus Supplements. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for the purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the amount by which the total actual sales price at which Stock sold by the Agent exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 6(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer or director of the Company who signed the Registration Statement will have the same rights to contribution as the

Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution provided by this Section 6 shall not relieve the Company and the Agent from any liability the Company and the Agent may otherwise have (including, without limitation, any liability the Agent may have for a breach of its obligations under Section 3 hereof).

     SECTION 7. Representations and Agreements to Survive Delivery.
              --------------------------------------------------
     All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Stock.

     SECTION 8. Termination.

     (a) The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) any material adverse change, or any development that has actually occurred and that is reasonably expected to cause material adverse change, in the business, financial condition or results of operations of the Duke Group as a whole has occurred which, in the judgment of such Agent, materially impairs the investment quality of the Stock, (ii) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agent's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Stock on the New York Stock Exchange, or any setting of minimum prices for trading of the Stock on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section, the Agent shall provide the required notice as specified herein.

     (b) Notwithstanding anything in this Agreement to the contrary, the Company shall have the right, by giving at least ten (10) days' written notice to the Agent as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section

4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(g), Section 6 and Section 7 shall remain in full force and effect.

     (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur during a Pricing Period, any Additional Shares and Average Market Price Shares shall settle in accordance with the provisions of the second to last paragraph of
Section 3 hereof.

     SECTION 9. Notices.
                -------
All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at Frith Brothers Investments, Inc., 992 Old Eagle School Road, Suite 915, Wayne, Pennsylvania 19087, telecopy no.
(610) 975-9993, Attention: Mr. Wes Frith, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at Duke Realty Investments, Inc., 8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240, telecopy no. (317) 574-6032,
Attention: Mr. Thomas Peck. Each party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose.

     SECTION 10. Parties.
                 -------
This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

     SECTION 11. Entire Agreement.
                 ----------------
This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     SECTION 12. Applicable Law.
                 ---------------
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO THE
PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 13. Counterparts.
                 ------------
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this

Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic, telecopied or other written communications.

                              Very truly yours,

                              DUKE REALTY INVESTMENTS, INC.



                              By:  /s/ Dennis D. Oklak
                                   ------------------------------------
                                   Dennis D. Oklak
                                   Executive Vice President, Chief
                                   Administrative Officer and Treasurer


ACCEPTED as of the date
first above written

FRITH BROTHERS INVESTMENTS, INC.


By:  /s/ Wesley H. Frith
     --------------------------------

Printed Name: Wesley H. Frith
             ------------------------

Title: Presdient
      -------------------------------